[Deloitte & Touche LLP letterhead]



                         EXHIBIT 23 (a)

                     STIFEL FINANCIAL CORP.
                 CONSENT OF INDEPENDENT AUDITORS









We consent to the incorporation by reference in the registration statements of Stifel Financial Corp. and Subsidiaries on Form S-8 (file numbers 2-94326, 33-10030, 33-16150, 33-20568, 33-53097,
333-37805,  and  333-37807), on Form S-3 (file number  33-53699), and on Form S-2 (file number 333-28871) of our report dated February 20, 1998, incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP


February 20, 1998
St. Louis, Missouri